                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of Earliest Event Reported): August 12, 2004

                           CIB MARINE BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    WISCONSIN
                 (State or Other Jurisdiction of Incorporation)

            000-24149                                    37-1203599
     (Commission File Number)                 (IRS Employer Identification No.)

    N27 W24025 PAUL COURT, PEWAUKEE, WISCONSIN              53072
     (Address of Principal Executive Offices)             (Zip Code)

                                 (262) 695-6010
              (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

Incorporated by reference is a press release issued by the registrant, attached as Exhibit 99.1, and registrant's letter to shareholders attached as Exhibit 99.2, both issued on August 13, 2004, providing information concerning the registrant's announcement that it signed a definitive agreement to sell its Chicago-area banking subsidiary, CIB Bank, Hillside, Illinois, to First Banks, Inc. for $62 million in cash. The consummation of the transaction is subject to certain conditions, including approval by regulatory authorities. A copy of the agreement is attached as Exhibit 99.3 and incorporated by reference.

Separately, CIB Marine announces that on August 12, 2004, it closed on the sale of a substantial portion of the assets of its mortgage banking subsidiary, Mortgage Services, Inc. ("MSI"), based in Bloomington, Illinois. Final negotiations are underway with a prospective purchaser for the remaining operations of MSI. The proceeds of these transactions are not expected to be material to CIB Marine.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CIB MARINE BANCSHARES, INC.

Dated: August 13, 2004             By: /s/ Donald J. Straka
                                       ----------------------------------
                                       Donald J. Straka,
                                       Senior Vice President, Chief Legal
                                       Officer, Secretary



                                  EXHIBIT INDEX

Exhibit Number     Description of Exhibit                   Location
--------------     ----------------------                   --------
99.1               Press Release                  Filed electronically herewith.
                   issued August 13, 2004

99.2               Letter to Shareholders         Filed electronically herewith.
                   issued August 13, 2004

99.3               Stock Purchase Agreement       Filed electronically herewith.
                   dated August 12, 2004